As filed with the Securities and Exchange Commission on February 23, 2017
Registration No. 333-37024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

W. R. Grace & Co.
(Exact Name of Registrant as Specified in its Charter)

Delaware	65-0773649
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

7500 Grace Drive
Columbia, Maryland 21044-4098
(Address of Principal Executive Offices including zip code)

W. R. Grace & Co. 2000 Stock Incentive Plan
(Full Title of the Plan)

Mark A. Shelnitz
Vice President, General Counsel and Secretary
W. R. Grace & Co.
7500 Grace Drive
Columbia, Maryland 21044
(410) 531-4000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION

On May 12, 2000, W. R. Grace & Co. (the “Corporation”) filed Registration Statement on Form S-8 (Registration Statement No. 33-37024) (the “Registration Statement”) registering 8,000,000 shares (the “Shares”) of the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”) for issuance pursuant to the W. R. Grace & Co. 2000 Stock Incentive Plan (the “Plan”). The Corporation is no longer issuing securities under the Plan. In accordance with the undertakings contained in Part II of the Registration Statement and Item 512 of Regulation S-K, the Corporation is filing this Post-Effective Amendment No. 1 to remove from registration all Shares that were registered under the Registration Statement and remain unissued under the Plan.

ITEM 8. EXHIBITS.

The following exhibits have been filed with this Registration Statement:

Exhibit Number	Description

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Corporation’s Registration Statement on Form S-8 (Registration No. 333-37024) to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on this 23rd day of February 2017.

W. R. GRACE & CO.

By:	/s/ Alfred E. Festa
Alfred E. Festa
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Corporation's Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alfred E. Festa	Chairman and Chief Executive Officer	February 23, 2017
Alfred E. Festa	(Principal Executive Officer)

/s/ Thomas E. Blaser	Senior Vice President and Chief Financial Officer	February 23, 2017
Thomas E. Blaser	(Principal Financial Officer)

/s/ William C. Dockman	Vice President and Controller	February 23, 2017
William C. Dockman	(Principal Accounting Officer)

Signature		Title
H. F. Baldwin	}
R. F. Cummings, Jr.	}
J. Fasone Holder	}
D. H. Gulyas	}	Directors
J. N. Quinn	}
C. J. Steffen	}
M. E. Tomkins	}

By:	/s/ Mark A. Shelnitz
	Mark A. Shelnitz	February 23, 2017
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24	Power of Attorney